Exhibit 99.1

INDEPENDENT AUDITOR’S REPORT

To the Members of

Badlands Energy LLC and Subsidiaries

We have audited the accompanying consolidated balance sheet of Badlands Energy LLC and Subsidiaries as of December 31, 2009, and the related consolidated statements of operations, member’s equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Badlands Energy LLC and Subsidiaries as of December 31, 2009, and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

BRADY, MARTZ & ASSOCIATES, P.C.

March 23, 2010

BADLANDS ENERGY LLC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

DECEMBER 31, 2009

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$1,998,760
Accounts receivable	14,808,908
Parts inventory	536,851
Prepaids and other current assets	428,939

Total current assets	17,773,458

NET PROPERTY AND EQUIPMENT	62,070,100

OTHER ASSETS
Disposal well bonds	230,000
Intangible assets - net of amortization	—
Other assets	501,463

Total other assets	731,463

TOTAL ASSETS	$80,575,021

LIABILITIES AND MEMBER’S EQUITY

CURRENT LIABILITIES
Accounts payable	$3,523,126
Accrued liabilities	944,127
Accrued payroll and related taxes	514,692
Accrued interest payable	16,722
Short-term debt	4,021,336
Current portion of long-term debt	12,668,141

Total current liabilities	21,688,144

LONG-TERM LIABILITIES
Long-term debt - net of current portion	27,756,649
Asset retirement obligation	435,962

Total long-term liabilities	28,192,611

TOTAL LIABILITIES	49,880,755

MEMBER’S EQUITY	30,694,266

TOTAL LIABILITIES AND MEMBER’S EQUITY	$80,575,021

SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

BADLANDS ENERGY LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2009

SALES	$75,550,019

COST OF SALES	11,204,777

GROSS PROFIT	64,345,242

OPERATING EXPENSES
Personnel expenses	24,841,697
Vehicle expenses	13,050,126
Other operating expenses	3,349,863
Depreciation and amortization expense	8,989,098
Interest expense	2,759,935

Total operating expenses	52,990,719

NET EARNINGS	$11,354,523

SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

BADLANDS ENERGY LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF MEMBER’S EQUITY

FOR THE YEAR ENDED DECEMBER 31, 2009

BALANCE, JANUARY 1, 2009	$19,544,481

DISTRIBUTIONS	(204,738)

NET EARNINGS	11,354,523

BALANCE, DECEMBER 31, 2009	$30,694,266

SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

BADLANDS ENERGY LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2009

CASH FLOWS FROM OPERATING ACTIVITIES
Net Earnings	$11,354,523

Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	8,957,637
Accretion expense	31,462
Loss on sale of fixed assets	15,096

Effects on operating cash flow due to changes in:
Receivables	(3,042,551)
Prepaids and other current assets	(163,803)
Inventory	(123,167)
Other assets	(71,632)
Accounts payable	877,431
Accrued liabilities	351,950
Accrued payroll	(543,129)
Accrued interest	(66,934)

Net cash provided by operating activities	17,576,883

CASH FLOWS USED BY INVESTING ACTIVITIES
Purchase of property and equipment	(7,407,724)
Proceeds on sale of fixed assets	259,869

Net cash used by investing activities	(7,147,855)

CASH FLOWS PROVIDED BY FINANCING ACTIVITIES
Distributions	(204,738)
Long-term debt issued	23,662,080
Long-term debt repaid	(31,594,455)
Short-term debt issued	23,059,007
Short-term debt repaid	(25,732,796)

Net cash flows used by financing activities	(10,810,902)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(381,874)

CASH AND CASH EQUIVALENTS - BEGINNING OF YEAR	2,380,634

CASH AND CASH EQUIVALENTS - END OF YEAR	$1,998,760

SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

BADLANDS ENERGY LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS (CONTINUED)

FOR THE YEAR ENDED DECEMBER 31, 2009

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Cash paid during the year for interest	$2,826,869

Noncash investing and financing activities
Property and equipment acquired	$(6,355,382)
Direct debt issued to finance property and equipment acquisitions	6,355,382

Cash outlay	$—

SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

BADLANDS ENERGY LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2009

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of operations – Badlands Energy LLC is a holding company that presently owns 100% membership interests in Landtech Enterprises, LLC, Badlands Power Fuels, LLC, Badlands Leasing, LLC and Badlands Development, LLC.

Landtech Enterprises, LLC – The Company operates thirteen salt-water disposal systems in Montana and North Dakota. Sales are generally derived from disposal services (production water and junk oil) as well as freshwater sales. These services comprised 14% of the consolidated sales for 2009.

Badlands Power Fuels, LLC – The Company provides fresh water, production water, and crude oil transportation services in Montana and North Dakota. The Company also leases various equipment to other oil producers and service companies in the region. The transportation services and equipment leasing comprised 86% of the consolidated sales for 2009.

Badlands Leasing, LLC – The Company provides air transportation services to companies in the consolidated reporting entity.

Badlands Development, LLC – The Company provides mobile homes for rent primarily to employees.

Principles of consolidation – All material intercompany accounts and transactions have been eliminated.

Ownership – Badlands Energy, LLC is owned by Mark Johnsrud.

Revenue recognition – Salt-water disposal revenue is recognized as earned upon receipt of the product. Transportation revenue is recognized as earned upon delivery of the product. Rent and lease revenue is recognized as earned based on the individual lease terms.

Cash equivalents – Cash equivalents include time deposits, money market mutual funds, and all highly liquid debt instruments with original maturities of three months or less.

Concentrations of credit risk – At various times throughout the year, the Company has maintained cash in excess of federally insured deposits at various financial institutions. The Company does not believe that such deposits are subject to any unusual credit risk beyond the normal credit risk associated with operating its business.

NOTE 1 - (CONTINUED)

Accounts receivable are carried at original invoice. Management determines uncollectible accounts by regularly evaluating individual customer receivables and considering a customer’s financial condition, credit history, and current economic conditions. Trade receivables are written off when deemed uncollectible. Recoveries of trade receivables previously written off are recorded when received. A trade receivable is considered to be past due if any portion of the receivable balance is outstanding for more than 90 days. Past due receivables are not charged interest. Management believes that substantially all receivables are collectable and an allowance for bad debts has not been recorded.

Inventory – Inventory consists of parts supplies maintained to support the Company’s transportation services and disposal well services. Cost is maintained by using the weighted average cost method on a first-in first-out basis.

Prepaid expenses and other current assets – Prepaid expenses and other current assets include items such as insurance and other miscellaneous items, and employee advances. The prepaid expenses are recognized as an operating expense in the period they benefit.

Property and equipment – Property and equipment is stated at cost less accumulated depreciation using straight-line methods. The estimated lives used to compute depreciation are as follows:

Disposal wells and improvements	15 years
Tools and equipment	5 years
Buildings	40 years
Vehicles	5 years
Office equipment	5 - 7 years
Transportation equipment	5 - 15 years
Leasing equipment	5 - 15 years

Intangible assets – Intangible assets consist of loan fees. The loan fees are amortized on a straight-line basis over the life of the loan.

Advertising – Advertising costs are expensed as incurred.

Accrued compensated absences – Compensated absences are accrued and charged to expense in the period in which it is earned.

Impairment of long-lived assets – Potential impairment of long-lived assets is reviewed whenever events or changes in circumstances indicate the carrying amount of the assets may not be recoverable. Impairment is recognized when the estimated future net cash flows (undiscounted and without interest charges) from the asset are less than the carrying amount of the asset. No impairment losses have been recognized on long-lived assets.

Reclassifications – Certain accounts in the prior year have been reclassified for comparative purposes to conform with the presentation in the current year.

NOTE 1 - (CONTINUED)

Asset retirement obligations – If a reasonable estimate of the fair value can be made, the Company will record a liability for the future retirement of tangible long-lived assets that result from the acquisition, construction, development and/or normal operation of the assets.

The fair value of a liability for an asset retirement obligation is recognized in the period in which the liability is incurred. The fair value is measured using expected future cash outflows (estimated using current prices that are escalated by an assumed inflation rate) discounted at the Company’s credit-adjusted risk-free interest rate. The liability is then accreted each period until it is settled or the asset is sold, at which time the liability is reversed and any gain or loss resulting from the settlement of the obligation is recorded. The initial fair value of the asset retirement obligation is capitalized and subsequently depreciated or amortized as part of the carrying amount of the related asset.

Use of estimates – The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Codification – In June 2009, the Financial Accounting Standards Board (FASB) established the FASB Accounting Standards CodificationTM (the “Codification”) as the single source of authoritative accounting principles recognized by the FASB in the preparation of financial statements in conformity with generally accepted accounting principles (GAAP). The codification supersedes existing non-grandfathered, non-SEC accounting and reporting standards. The Codification did not change GAAP but rather organized it into a hierarchy where all guidance within the Codification carries and equal level of authority. The Codification became effective for financial statements issued for interim and annual periods ending after September 15, 2009. The Codification did not have a material effect on the Company’s financial statements.

Income taxes – The consolidated Company is classified as a sole member limited liability company for income tax purposes. The consolidated taxable income or loss is reported on the sole members’ income tax return and is taxed at his individual rate.

Under professional standards, the Company’s policy is to evaluate the likelihood that its uncertain tax positions will prevail upon examination based on the extent to which those positions have substantial support within the Internal Revenue Code and Regulations, Revenue Rulings, court decisions and other evidence.

NOTE 1 - (CONTINUED)

For all open tax years and all major taxing jurisdictions, management of the Company has concluded that there are no significant uncertain tax positions that would require recognition in the financial statements. The federal income tax returns of the Company are subject to examination by the IRS, generally for the three years after they were filed. Furthermore, management of the Company is also not aware of any tax positions for which it is reasonably possible that the total amounts of unrecognized tax benefits will significantly change in the next twelve months.

NOTE 2 - PROPERTY AND EQUIPMENT

Details pertaining to property and equipment as of December 31, 2009 are as follows:

	Cost	Accumulated Depreciation	Net Property and Equipment

Land	$632,200	$—	$632,200
Land improvements	238,825	17,242	221,583
Disposal wells and improvements	10,348,231	1,932,970	8,415,261
Rental tanks	27,260,092	2,245,617	25,014,475
Tools and equipment	1,238,871	723,462	515,409
Buildings	2,368,748	188,304	2,180,444
Vehicles	1,756,556	656,186	1,100,370
Office equipment	674,092	233,566	440,526
Other assets	1,912,327	232,403	1,679,924
Transportation equipment	32,571,034	10,701,126	21,869,908

	$79,000,976	$16,930,876	$62,070,100

The equipment cost includes capital leases of $11,052,821 with accumulated depreciation of $2,991,480 in 2009. The depreciation expense on these capital leases was $1,534,171 in 2009.

NOTE 3 - INTANGIBLE ASSETS

The Company has applied professional standards regarding goodwill and other intangible assets. Among its provisions is a requirement that the Company classify its intangible assets subject to amortization and assets not subject to amortization. The following is a summary of the Company’s intangible assets at December 31, 2009.

	Cost	Accumulated Amortization	Cost Less Accumulated Amortization

Subject to amortization:
Loan fees	$142,238	$142,238	$—
Not subject to amortization:
None	—	—	—

Total intangible assets	$142,238	$142,238	$—

NOTE 4 OTHER ASSETS

The Company’s other assets consisted of the following as of December 31, 2009:

Rent and security deposits on leased property	$335,980
Patronage retainage	165,483

Total	$501,463

NOTE 5 - SHORT-TERM DEBT

The Company and its subsidiaries have entered into a revolving credit line agreement with US Bank. The maximum credit available is $10,000,000. As of December 31, 2009, the outstanding balance due on the credit line was $3,698,838. The credit line carries a variable interest rate (3.25% + the one month LIBOR rate). As of December 31, 2009, the interest rate was 3.481%. The credit line is collateralized by substantially all of the Company’s assets, as well as personally guaranteed by Badlands Energy, LLC’s sole member. The credit line matures June 15, 2011.

The Company has entered into a lease purchase agreement to purchase real estate. Pursuant to the agreement, monthly payments of $35,834 are to be made over a 12 month period beginning October 1, 2009. As of December 31, 2009, the outstanding balance pursuant to the agreement is $322,498.

NOTE 6 - LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS

Details pertaining to the Company’s long-term debt as of December 31, 2009 are as follows:

	Current Portion	Outstanding Balance
BNC NATIONAL BANK
Two notes, interest rate of 6.00%, maturing in 2012 and 2014, respectively. Secured by equipment.	$3,291,695	11,509,262

WALLWORK FINANCIAL CORP
Nine truck notes, interest rates from 6.529% to 8.134%, three maturing in 2011 and six maturing in 2012. Secured by trucks.	602,499	2,223,300	**

BEAGLE CONTRACT FOR DEED
Interest rate of 7%, maturing in 2013. Secured by real property.	1,063	88,130

FIRST NATIONAL BANK OF KANSAS
Four notes, interest rates of Prime + 1/2%, with a minimum rate of 5.5%, maturing in 2010 and 2011, secured by substantially all assets of the Company as well as a personal guarantee by the sole member of Badlands Energy, LLC.	2,821,894	4,011,748

PACCAR FINANCIAL
Two truck notes, interest rates range from 6.529% to 7.271%, both maturing in 2012, secured by trucks.	230,001	959,650	**

JOHN DEERE CREDIT
Interest rate of 4.65%, maturing in May 2011. Secured by equipment.	41,733	59,659

BLACKRIDGE LEASING
Interest rate of 7.9%, maturing in September 2013. Secured by trailers.	197,313	825,296	**

WALLWORK FINANCIAL CORP
Interest rate of 7.353%, maturing in January 2014. Secured by equipment.	60,737	279,693

USBANCORP EQUIPMENT FINANCE, INC.
Two notes, Interest rate of 4.97% and 6.81%, maturing in September 2012 and January 2014, respectively. Secured by tanks.	1,720,910	6,578,632

NOTE 6 (CONTINUED)

TRINITY, A DIVISION OF BANK OF THE WEST
Two notes, Variable interest rates (7.55% as of December 31, 2009) maturing in October 2012 and September 2014. Secured by tanks.	740,954	2,740,482	**

KEY EQUIPMENT FINANCE
Two tank notes, interest rates of 7.98%, maturing in December 2012, secured by tanks.	905,247	2,946,766

MARQUETTE EQUIPMENT FINANCE
Interest rate of 8.239%, maturing March of 2013. Secured by equipment.	209,854	922,831	**

PACCAR FINANCIAL
Interest rate of 8.40%, maturing in February 2013. Secured by trucks.	455,525	1,587,971

STATE BANK & TRUST
Interest rate of 6.5%, maturing in March 2014. Secured by tanks.	141,837	670,909

WELLS FARGO EQUIPMENT FINANCE
Three notes, interest rates of 6.25% and 6.75%, maturing in 2012. Secured by equipment.	473,456	1,383,919

CASHMERE VALLEY BANK
Interest rate of 7.50%, maturing in October 2014. Secured by tanks.	121,883	696,460

GE CAPITAL
Interest rate of 6.90%, maturing in December 2013. Secured by trucks.	510,211	2,269,479

DACOTAH BANK
Interest rate of 6.5%, maturing in March 2014. Secured by tanks.	141,329	670,603

TOTALS	$12,668,141	$40,424,790

**	Capital lease obligation.

NOTE 6 (CONTINUED)

The Company’s loan agreements contain several covenants. As of December 31, 2009 the Company is either in compliance with or has obtained waivers for the applicable covenants.

The estimated principal maturities on long-term debt as of December 31, 2009 are as follows:

For the year ending December 31:
2010	$12,668,141
2011	12,083,256
2012	11,056,786
2013	3,973,968
2014	642,639
Thereafter	—

Total	$40,424,790

NOTE 7 - ASSET RETIREMENT OBLIGATIONS

The Company has adopted professional standards, which require that the fair value of a liability for an asset retirement obligation associated with a tangible long-lived asset be recognized in the period in which it is incurred if a reasonable estimate of the fair value can be made. The asset retirement obligations recorded by the Company relate to the future plugging and abandonment costs of its salt-water disposal wells.

A liability is incurred in the period in which a well is acquired or drilled. The fair value of the liability is estimated based on historical experience in plugging and abandoning wells, federal and state regulatory requirements, estimated useful lives of wells, estimates of the cost to plug and abandon wells in the future, and the Company’s credit-adjusted risk-free interest rate. Revisions of the liability occur due to changes of those factors. Each period, the liability is accreted to its future estimated value until the liability is settled. Settlement of the liability occurs when a well is sold or plugged and abandoned.

Changes in asset retirement obligations for the year ended December 31, 2009 were as follows:

Beginning of Year	$404,500

Liabilities incurred	—
Revisions to estimate	—
Accretion expense	31,462
Liabilities settled	—

End of Year	$435,962

NOTE 8 - LEASE OBLIGATIONS

The Company leases the land associated with its salt-water disposal system. As of December 31, 2009, the Company was leasing the land for thirteen salt-water disposal sites, two truck dump sites, and one fresh water site. The lease rates are generally based on a per barrel charge for the salt and fresh water sites, and a fixed monthly rate for the truck dump locations. Total land lease expense was approximately $499,000 in 2009.

The Company leases its facilities in Stanley, Killdeer, and Lignite, North Dakota and Baker, Montana, on a month to month basis. In addition, the company leases two facilities in Dickinson, and one in Minot. As of December 31, 2009 the Company’s future required minimum lease payments were as follows:

2010	$72,610
2011	66,610
2012	60,610
2013	61,210
2014	53,810
Thereafter	125,300

Total facility lease expense for 2009 was $144,510.

NOTE 9 - LEASE INCOME

The Company leases tanks, loaders and other various oil servicing equipment to oil producers and service companies. The lease terms provide for daily rental rates plus freight to load and unload the equipment. These leases are generally short-term in nature. Income from these leases for the year ended December 31, 2009 totaled $8,632,604. The cost of the leasing equipment was $27,260,092 with accumulated depreciation of $2,245,617 as of December 31, 2009. The depreciation expense on this equipment was $1,747,587 in 2009.

The Company leases a portion of its facilities in its Beach location to a tenant under a five year lease agreement. Under terms of the leases, the Company is to collect a total of $250 per month through December 2010.

NOTE 10 - MAJOR CUSTOMERS

The Company derived 10 percent or more of its revenue during the year ended December 31, 2009 from the following customers:

Customer A	$11,673,272
Customer B	5,379,330
Customer C	7,135,203

$24,187,805

The Company had the following receivable amounts from these customers as of December 31, 2009:

Customer A	$2,778,584
Customer B	594,354
Customer C	1,353,214

$4,726,152

NOTE 11 - BENEFIT PLANS

The Company sponsors a defined contribution 401(K) plan that covers substantially all of its employees, which is effective upon hiring. The employee must be employed for a minimum of three years to be fully vested. The Company matches employee elective deferrals up to a maximum of 4% of the employee’s gross wages. Contributions to the plan totaled $445,999 in 2009.

NOTE 12 - ADVERTISING COSTS

Advertising costs, which were expensed as incurred, totaled $212,835 for the year ended December 31, 2009.

NOTE 13 - COMMITMENTS

The Company had the following purchase commitments as of December 31, 2009:

Asset	Purchase Commitment
20 Frac Tanks	$599,000
9 Truck Tanks	371,000
17 Trucks	1,895,000
17 Trailers	1,180,000
3 Manlifts	282,000
Land	430,000
Building	300,000

Total	5,057,000

Total amount paid and capitalized	1,330,000
Total amount included in December 31, 2009 accounts payable	990,000

Remaining commitments, as of December 31, 2009	$2,737,000	*

*	The balance of the purchase commitments are due in 2010 as the Company takes possession of the property and equipment.

NOTE 14 - CONTINGENCIES

The Company has several capital equipment leases with Wallwork Financial, Paccar Financial, BlackRidge Leasing, Marquette Equipment Finance, and Trinity, A Division of Bank of the West. Two of these leases have a provision guaranteeing a minimum residual value for the equipment at the expiration of the initial lease term. The equipment leases with Wallwork Financial and Paccar Financial have a total guaranteed residual value of $1,009,834. If the equipment appraises for less than the guaranteed residual value at the end of the lease term, the Company is obligated to pay to the lessor the deficiency as additional rent.

The Company operates in industries that are subject to a variety of changing federal and state environmental regulations. The Company is not aware of any violations of such regulations. The Company’s policy is to accrue environmental costs when it is both probable that a liability exists and the amount can be reasonably estimated.

NOTE 15 - SUBSEQUENT EVENTS

On February 4, 2010, the Company entered into an agreement to purchase land in Watford City, ND, totaling $225,000. A deposit of $25,000 was made pursuant to the agreement.

On February 19, 2010, the Company placed a bid for 20 trailer homes located in a trailer park in Watford City, ND, totaling $910,000. The bid was accepted and on March 3, 2010, the Company paid $455,000 as a down payment.

On February 23, 2010, the Company entered into a contract for the construction of an airplane hangar. The total price per the contract was $238,565.

No other significant events have occurred subsequent to the Company’s year end. Subsequent events have been evaluated through March 23, 2010, which is the date these financial statements were available to be issued.

Hein & Associates LLP 1999 Broadway Suite 4000 Denver, Colorado 80202	www.heincpa.com p 303.298.9600 f 303.298.8118

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Member of

Badlands Energy, LLC and Subsidiaries

Watford City, North Dakota

We have audited the accompanying consolidated balance sheets of Badlands Energy, LLC and subsidiaries as of December 31, 2011 and 2010, and the related consolidated statements of income, member’s equity, and cash flows for the years then ended.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Badlands Energy, LLC and subsidiaries as of December 31, 2011 and 2010, and the results of their operations and their cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

Hein & Associates LLP

Denver, Colorado

November 6, 2012

CERTIFIED PUBLIC ACCOUNTANTS AND ADVISORS	DENVER | HOUSTON | DALLAS | ORANGE COUNTY

BADLANDS ENERGY LLC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	September 30, 2012 (unaudited)	December 31, 2011	December 31, 2010
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$2,352,060	$5,001,795	$2,314,087
Accounts receivable (net of allowance)	89,390,878	63,448,124	35,715,236
Inventory	4,255,171	4,561,353	1,486,568
Prepaids and other current assets	1,423,196	1,585,463	889,310

Total current assets	$97,421,305	$74,596,735	$40,405,201

NET PROPERTY AND EQUIPMENT	$275,727,474	$266,103,518	$121,907,108

OTHER ASSETS
Related party notes receivable	$37,663,481	$—	$—
Related party interest receivable	480,030	—	—
Disposal well bonds	970,000	320,000	250,000
Intangible assets - net of amortization	166,801	175,300	—
Other assets	1,647,140	1,397,679	900,712
Property held for sale	—	2,625,555	—

Total other assets	$40,927,452	$4,518,534	$1,150,712

TOTAL ASSETS	$414,076,231	$345,218,787	$163,463,021

LIABILITIES AND MEMBER’S EQUITY

CURRENT LIABILITIES
Short-term debt	$12,500,000	$16,000,000	$5,887,103
Current portion of long-term debt	41,628,658	42,682,899	19,781,415
Current portion of capital leases	2,175,637	3,733,175	3,913,160
Accounts payable	8,216,884	8,580,504	6,119,163
Accrued liabilities	7,716,015	3,908,838	3,007,803
Accrued payroll and related taxes	9,475,580	3,168,882	2,587,750
Accrued interest payable	41,181	51,520	30,264

Total current liabilities	$81,753,955	$78,125,818	$41,326,658

LONG-TERM LIABILITIES
Long-term debt – net of current portion	$106,901,346	$114,438,155	$47,205,646
Capital leases - net of current portion	1,180,634	2,709,852	6,368,054
Asset retirement obligation	634,307	607,307	566,961

Total long-term liabilities	$108,716,287	$117,755,314	$54,140,661

TOTAL LIABILITIES	$190,470,242	$195,881,132	$95,467,319

MEMBER’S EQUITY	$223,605,989	$149,337,655	$67,995,702

TOTAL LIABILITIES AND MEMBER’S EQUITY	$414,076,231	$345,218,787	$163,463,021

SEE ACCOMPANYING NOTES TO THESE CONSOLIDATED FINANCIAL STATEMENTS

BADLANDS ENERGY LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

	For the 3 months ended September 30, 2012 (unaudited)	For the 3 months ended September 30, 2011 (unaudited)	For the 9 months ended September 30, 2012 (unaudited)	For the 9 months ended September 30, 2011 (unaudited)	2011	2010
SALES	$96,538,333	$75,324,665	$301,217,259	$190,807,720	$277,038,719	$151,731,487

COST OF SALES	12,980,828	9,004,127	41,601,849	22,796,260	33,916,728	21,701,648

GROSS PROFIT	$83,557,505	$66,320,538	$259,615,410	$168,011,460	$243,121,991	$130,029,839

OPERATING EXPENSES
Personnel expenses	$29,066,516	$19,947,110	$84,297,398	$52,148,699	$75,940,523	$45,210,628
Vehicle expenses	13,184,940	10,592,676	38,128,050	27,905,557	40,162,387	22,584,881
Depreciation and amortization expense	10,964,141	6,402,705	30,859,174	16,462,973	24,954,424	13,510,027

Other operating expenses	5,240,349	3,877,510	13,784,774	8,455,540	12,994,104	7,116,913
Interest expense	1,674,308	1,392,749	6,005,411	3,558,173	5,194,095	3,427,632

Total operating expenses	$60,130,254	$42,212,750	$173,074,807	$108,530,942	$159,245,533	$91,850,081

NET INCOME	$23,427,251	$24,107,788	$86,540,603	$59,480,518	$83,876,458	$38,179,758

SEE ACCOMPANYING NOTES TO THESE CONSOLIDATED FINANCIAL STATEMENTS

BADLANDS ENERGY LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF MEMBER’S EQUITY

BALANCE, JANUARY 1, 2010	$30,694,266
DISTRIBUTIONS	(878,322)
NET INCOME	38,179,758

BALANCE, DECEMBER 31, 2010	$67,995,702
DISTRIBUTIONS	(2,534,505)
NET INCOME	83,876,458

BALANCE, DECEMBER 31, 2011	$149,337,655
DISTRIBUTIONS	(12,272,269)
NET INCOME	86,540,603

BALANCE, SEPTEMBER 30, 2012 (UNAUDITED)	$223,605,989

SEE ACCOMPANYING NOTES TO THESE CONSOLIDATED FINANCIAL STATEMENTS

BADLANDS ENERGY LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the 9 months ended September 30, 2012 (unaudited)	For the 9 months ended September 30, 2011 (unaudited)	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$86,540,603	$59,480,518	$83,876,458	$38,179,758

Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation	30,832,174	16,435,973	24,914,078	13,474,786
Accretion expense	27,000	27,000	40,346	35,241
Disposal well abandonment	757,117	—	—	—
(Gain)/Loss on sale of fixed assets	253,830	202,081	243,368	(122,156)
Effects on operating cash flow due to changes in:
Receivables	(25,942,754)	(18,032,781)	(27,732,888)	(20,906,328)
Prepaids and other current assets	162,267	(85,273)	(696,153)	(460,371)
Inventory	306,182	(3,209,971)	(3,074,785)	(949,717)
Interest receivable on related party notes	(480,030)	—	—	—
Other assets	(899,461)	(409,452)	(3,192,522)	(419,249)
Accounts payable	(363,620)	1,440,891	2,461,341	2,596,037
Accrued liabilities	7,837,292	(776,144)	901,035	818,806
Accrued payroll	6,306,698	2,268,805	581,132	2,073,058
Accrued interest	(10,339)	3,558	21,256	13,542

Net cash provided by operating activities	$105,326,959	$57,345,205	$78,342,666	$34,333,407

CASH FLOWS USED BY INVESTING ACTIVITIES
Purchase of property and equipment	$(75,129,577)	$(64,987,886)	$(86,277,672)	$(35,302,933)
Proceeds on sale of fixed assets	10,287,471	564,063	797,987	295,094
Issuance of related party notes receivable	(5,663,481)	—	—	—

Net cash used by investing activities	$(70,505,587)	$(64,423,823)	$(85,479,685)	$(35,007,839)

CASH FLOWS PROVIDED/(USED) BY FINANCING ACTIVITIES
Distributions	$(8,421,724)	$(1,896,110)	$(2,534,505)	$(878,322)
Long-term debt issued	19,634,530	32,110,775	31,467,416	16,695,650
Long-term debt repaid	(45,183,913)	(20,749,223)	(30,607,346)	(16,693,336)
Short-term debt issued	22,000,000	12,500,000	33,000,000	14,913,265
Short-term debt repaid	(25,500,000)	(9,500,838)	(21,500,838)	(13,047,498)

Net cash flows provided/ (used) by financing activities	$(37,471,107)	$12,464,604	$9,824,727	$989,759

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	$(2,649,735)	$5,385,986	$2,687,708	$315,327

CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	$5,001,795	$2,314,087	$2,314,087	$1,998,760

CASH AND CASH EQUIVALENTS – END OF PERIOD	$2,352,060	$7,700,073	$5,001,795	$2,314,087

SEE ACCOMPANYING NOTES TO THESE CONSOLIDATED FINANCIAL STATEMENTS

BADLANDS ENERGY LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

	For the 9 months ended September 30, 2012 (unaudited)	For the 9 months ended September 30, 2011 (unaudited)	2011	2010
Cash paid during the period for interest	$6,015,750	$3,554,615	$5,172,839	$3,414,090

Noncash investing and financing activities
Real estate transfer to related party through related party note receivable and non-cash distribution to member	$35,850,545	$—	$—	$—

Purchase of equipment acquired through debt proceeds and accrued liabilities	$18,803,692	$27,086,516	$84,049,471	$38,086,041

Asset retirement obligation	$—	$—	$—	$95,758

SEE ACCOMPANYING NOTES TO THESE CONSOLIDATED FINANCIAL STATEMENTS

BADLANDS ENERGY LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of operations – Badlands Energy LLC is a holding company that presently owns 100% membership interests in Landtech Enterprises, LLC, Badlands Power Fuels, LLC, Badlands Leasing, LLC and Badlands Development, LLC.

Landtech Enterprises, LLC – The Company operates salt-water disposal systems in Montana and North Dakota. Sales are generally derived from disposal services (production water and junk oil) as well as freshwater sales.

Badlands Power Fuels, LLC – The Company provides fresh water, production water, and crude oil transportation services in Montana and North Dakota. The Company also leases various equipment to other oil producers and service companies in the region.

Badlands Leasing, LLC – The Company provides air transportation services to companies in the consolidated reporting entity.

Badlands Development, LLC – The Company provides housing facilities for rent primarily to employees.

Principles of consolidation – All material intercompany accounts and transactions have been eliminated.

Revenue recognition – Salt-water disposal revenue is recognized as earned upon receipt of the product. Transportation revenue is recognized as earned upon delivery of the product. Rent and lease revenue is recognized as earned based on the individual lease terms.

Cash equivalents – Cash equivalents include time deposits, money market mutual funds, and all highly liquid debt instruments with original maturities of three months or less.

Fair value of financial instruments – The Company’s financial instruments consist of cash and cash equivalents and accounts receivable. The carrying value of cash and cash equivalents and accounts receivable are considered to be representative of their fair market value, due to the short maturity of these instruments.

Accounts receivable are carried at original invoice. Management determines uncollectible accounts by regularly evaluating individual customer receivables and considering a customer’s financial condition, credit history, and current economic conditions. Trade receivables are written off when deemed uncollectible. Recoveries of trade receivables previously written off are recorded when received. A trade receivable is considered to be past due if any portion of the receivable balance is outstanding for more than 90 days. Past due receivables are not charged interest.

Inventory – Inventory consists of fuel and parts supplies maintained to support the Company’s transportation services and disposal well services. Cost is maintained by using the weighted average cost method on a first-in first-out basis. There is no impairment for the nine months ended September 30, 2012 (unaudited), the nine months ended September 30, 2011 (unaudited), and the years ended December 31, 2011 and 2010.

Prepaid expenses and other current assets – Prepaid expenses and other current assets include items such as insurance and other miscellaneous items, and employee advances. The prepaid expenses are recognized as an operating expense in the period they benefit.

BADLANDS ENERGY LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

Property and equipment – Property and equipment is stated at cost less accumulated depreciation using straight-line methods. The estimated lives used to compute depreciation are as follows:

Disposal wells and improvements	15 years
Tools and equipment	5 years
Buildings	40 years
Vehicles	5 years
Office equipment	5 – 7 years
Transportation equipment	5 – 15 years
Leasing equipment	5 – 15 years

Other investments – The Company’s investment in Dodge Water Depot LLC is accounted for under the equity method. Under this method of accounting, the investment is recorded as an asset which is adjusted yearly for the proportional share of investee’s book income. The share of income (loss) is also reported in the statement of income in other operating expenses.

Advertising – Advertising costs are expensed as incurred.

Accrued compensated absences – Compensated absences are accrued and charged to expense in the period in which it is earned.

Impairment of long-lived assets – Potential impairment of long-lived assets is reviewed whenever events or changes in circumstances indicate the carrying amount of the assets may not be recoverable. Impairment is recognized when the estimated future net cash flows (undiscounted and without interest charges) from the asset are less than the carrying amount of the asset. The Company recorded impairment of $757,117 (unaudited) as of September 30, 2012 for disposal wells which are to be plugged and abandoned. No impairment losses have been recognized on long-lived assets for the nine months ended September 30, 2011, and the years ended December 31, 2011 and 2010.

Asset held for sale – The Company has identified specific assets held for sale for the development of commercial and residential property. These costs primarily consist of land acquisition development work.

Asset retirement obligations – If a reasonable estimate of the fair value can be made, the Company will record a liability for the future retirement of tangible long-lived assets that result from the acquisition, construction, development and/or normal operation of the assets.

The fair value of a liability for an asset retirement obligation is recognized in the period in which the liability is incurred. The fair value is measured using expected future cash outflows (estimated using current prices that are escalated by an assumed inflation rate) discounted at the Company’s credit-adjusted risk-free interest rate. The liability is then accreted each period until it is settled or the asset is sold, at which time the liability is reversed and any gain or loss resulting from the settlement of the obligation is recorded. The initial fair value of the asset retirement obligation is capitalized and subsequently depreciated or amortized as part of the carrying amount of the related asset.

Income taxes – Effective June 1, 2012 Badlands Energy LLC elected to be taxed as a Subchapter “S” corporation for federal and state income tax purposes. Prior to this date, the consolidated Company was classified as a single member limited liability company for federal and state income tax purposes. Under both of these tax structures, the consolidated Company’s taxable income or loss is reported on the shareholder’s/members individual income tax returns and taxed at the applicable individual income tax rates.

Under professional standards, the Company’s policy is to evaluate the likelihood that its uncertain tax positions will prevail upon examination based on the extent to which those positions have substantial support within the Internal Revenue Code and Regulations, Revenue Rulings, court decisions and other evidence.

BADLANDS ENERGY LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

The Company files income tax returns in the U.S. federal jurisdiction, and the states of North Dakota and Montana. For all open tax years, from 2008 through 2011, and the Company’s major taxing jurisdictions, management of the Company has concluded that there are no significant uncertain tax positions that would require recognition in the financial statements. The federal income tax returns of the Company are subject to examination by the IRS, generally for the three years after they were filed. Furthermore, management of the Company is also not aware of any tax positions for which it is reasonably possible that the total amounts of unrecognized tax benefits will significantly change in the next twelve months.

Use of estimates – The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Reclassifications - Certain accounts in the prior periods have been reclassified for comparative purposes to conform with the presentation in the current period.

NOTE 2 – ACCOUNTS RECEIVABLE AND ALLOWANCE FOR DOUBTFUL ACCOUNTS

	September 30, 2012 (unaudited)	December 31, 2011	December 31, 2010
Accounts receivable	$91,108,147	$64,251,652	$35,890,236
Allowance for doubtful accounts	(1,717,269)	(803,528)	(175,000)

Accounts receivable, net of allowance for doubtful accounts	$89,390,878	$63,448,124	$35,715,236

BADLANDS ENERGY LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

NOTE 3 - PROPERTY AND EQUIPMENT

Details pertaining to property and equipment are as follows:

September 30, 2012 (unaudited)	Cost	Accumulated Depreciation	Net Property and Equipment
Land	$4,636,610	$—	$4,636,610
Land improvements	5,159,821.00	387,070	4,772,751
Disposal wells and improvements	20,979,043.00	4,037,613	16,941,430
Rental equipment	162,666,133.00	28,685,023	133,981,110
Tools and equipment	7,725,014.00	2,081,729	5,643,285
Buildings	24,944,874.00	1,493,868	23,451,006
Transportation equipment and vehicles	99,471,720.00	41,159,547	58,312,173
Office equipment	1,938,645.00	914,368	1,024,277
Other assets	28,702,458.00	1,737,626	26,964,832

	$356,224,318	$80,496,844	$275,727,474

December 31, 2011	Cost	Accumulated Depreciation	Net Property and Equipment
Land	$5,785,838	$—	$5,785,838
Land improvements	3,634,088	106,011	3,528,077
Disposal wells and improvements	14,286,978	3,595,292	10,691,686
Rental equipment	146,621,559	16,023,923	130,597,636
Tools and equipment	6,126,220	1,268,785	4,857,435
Buildings	27,848,153	1,016,894	26,831,259
Transportation equipment and vehicles	89,819,217	29,016,164	60,803,053
Office equipment	1,650,542	663,100	987,442
Other assets	23,330,486	1,309,394	22,021,092

	$319,103,081	$52,999,563	$266,103,518

December 31, 2010	Cost	Accumulated Depreciation	Net Property and Equipment
Land	$2,743,400	$—	$2,743,400
Land improvements	429,637	36,175	393,462
Disposal wells and improvements	13,618,074	2,693,127	10,924,947
Rental equipment	64,580,050	6,414,847	58,165,203
Tools and equipment	1,334,458	790,720	543,738
Buildings	6,600,419	372,614	6,227,805
Transportation equipment and vehicles	50,669,092	18,067,158	32,601,934
Office equipment	1,223,539	395,949	827,590
Other assets	10,010,074	531,045	9,479,029

	$151,208,743	$29,301,635	$121,907,108

BADLANDS ENERGY LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

The cost, accumulated depreciation, and depreciation expense on capital lease assets, as well as depreciation expense on non-capital lease assets are as follows:

	Equipment cost under capital leases	Accumulated depreciation on capital lease assets	Depreciation expense on capital lease assets	Depreciation expense on non- capital lease assets
As of/for the three months ended September 30, 2012 (unaudited)	$13,570,149	$7,399,480	$503,855	$10,448,099
As of/for the three months ended September 30, 2011 (unaudited)	$16,166,117	$6,320,119	$609,826	$5,783,881
As of/for the nine months ended September 30, 2012 (unaudited)	$13,570,149	$7,399,480	$1,633,118	$29,190,557
As of/for the nine months ended September 30, 2011 (unaudited)	$16,166,117	$6,320,119	$1,856,928	$14,579,047
As of/for the twelve months ended December 31, 2011	$16,137,451	$7,755,549	$2,511,058	$22,443,366
As of/for the twelve months ended December 31, 2010	$16,954,968	$4,597,995	$1,737,289	$11,772,738

NOTE 4 - OTHER ASSETS

The Company’s other assets consisted of the following:

	September 30, 2012 (unaudited)	December 31, 2011	December 31, 2010
Dodge Water Depot, LLC	$355,745	$330,471	$208,607
Rent and security deposits on leased property	321,933	407,933	469,983
Patronage retainage	969,462	659,275	222,122

Total	$1,647,140	$1,397,679	$900,712

BADLANDS ENERGY LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

NOTE 5 – OTHER INVESTMENTS

Effective June 3, 2010 the Company obtained a 50% interest in Dodge Water Depot LLC. The entity was established to create a fresh water facility in western North Dakota. The Company purchased water and had related accounts payable for the periods presented as follows:

	Purchases	Amount Payable
Three months ended September 30, 2012 (unaudited)	$225,310	$15,133
Three months ended September 30, 2011 (unaudited)	$37,027	$17,128
Nine months ended September 30, 2012 (unaudited)	$422,439	$15,133
Nine months ended September 30, 2011 (unaudited)	$39,762	$17,128
Twelve months ended December 31, 2011	$138,000	$44,000
Twelve months ended December 31, 2010	$153,000	$41,000

NOTE 6 – FAIR VALUE MEASUREMENTS

The Company follows accounting guidance which defines fair value, establishes a framework for using fair value to measure assets and liabilities, and expands disclosures about fair value measurements. The statement establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in pricing the asset or liability developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions of what market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. The hierarchy is broken down into three levels based on the reliability of the inputs as follows:

Level 1: Quoted prices are available in active markets for identical assets or liabilities.

Level 2: Quoted prices in active markets for similar assets and liabilities that are observable for the asset or liability; or

Level 3: Unobservable pricing inputs that are generally less observable from objective sources, such as discounted cash flow models or valuations.

The Company classifies financial assets and liabilities based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement requires judgment, and may affect the valuation of the fair value of assets and liabilities and their placement within the fair value hierarchy levels.

BADLANDS ENERGY LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

The following tables represents the Company’s financial assets and liabilities that were accounted for at fair value on a recurring basis by level within the fair value hierarchy:

	Fair Value Measurement Using
	Nine Months Ended September 30, 2012 (unaudited)			Nine Months Ended September 30, 2011 (unaudited)
	Level 1	Level 2	Level 3	Level 1	Level 2	Level 3
Asset retirement obligation	$—	$—	$634,307			$593,961

Beginning of Period			$607,307			$566,961
Additions			27,000			27,000
Deletions			—
Revisions			—

End of Period			$634,307			$593,961

	2011			2010
	Level 1	Level 2	Level 3	Level 1	Level 2	Level 3
Asset retirement obligation	$—	$—	$607,307	$—	$—	$566,961

Beginning of Period			$566,961			$435,962
Additions			40,346			130,999
Deletions			—			—
Revisions			—			—

End of Period			$607,307			$566,961

BADLANDS ENERGY LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

NOTE 7 - SHORT-TERM DEBT

The Company has a revolving credit line agreement with US Bank National Association, which was renewed effective as of August 27, 2012. The maximum credit available under the agreement is $50.0 million. The credit line is collateralized by substantially all of the Company’s assets and matures on February 15, 2014.

The outstanding balances and interest rates on the line of credit were as follows:

	Outstanding balance	Interest rate
September 30, 2012 (unaudited)	$12,500,000	3.4642%
December 31, 2011	$16,000,000	3.5453%
December 31, 2010	$4,500,838	3.5106%

In 2010, the Company and its subsidiaries entered into a construction loan for construction of facilities in Minot, North Dakota. The maximum credit available under the loan was $2,000,000. As of December 31, 2010, the outstanding balance due on the loan was 1,601,030. The loan carried an interest rate of 6%, and was collateralized by the facility. On July 1, 2011, the Company converted this loan to a 2 year term loan, therefore it is no longer classified as short-term debt.

BADLANDS ENERGY LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

NOTE 8 - LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS

Details pertaining to the Company’s long-term notes payable and capital leases as of September 30, 2012 (unaudited) and for the next twelve months ending September 30, 2013 are as follows:

Financial Institution	Number of Notes	Interest Rate(s)	Maturity Date(s)	Collateral	Current Portion	Outstanding Balance
Bank of America	28	3.225% to	7 -2015	Equipment	$17,561,380	$72,582,333
		6.45%	12 - 2016
			9 - 2017
BMO Harris Equipment	1	4.25%	Dec 2016	Tanks	1,094,759	4,990,327
Cashmere Valley Bank	1	7.50%	Oct 2014	Tanks	149,711	338,789
Dacotah Bank	1	6.50%	Mar 2014	Tanks	170,277	256,862
First Western Bank	1	6%	Aug 2013	Building	857,326	858,304
GE Capital Credit	1	6.90%	Dec 2013	Trucks	617,060	769,783
Key Equipment Finance Inc	2	7.98%	Dec 2012	Tanks	273,298	273,298
Paccar Financial	2	8.40%	Feb 2013	Trucks	1,338,926	4,522,275
		3.81%	May 2016
State Bank & Trust	1	6.50%	Mar 2014	Tanks	170,929	256,935
SunTrust Equpiment Finance	6	3.795% to	1 - 2014	Equipment	4,686,449	15,760,409
		4.64%	1 - 2015
			4 - 2016
Trinity, A Division of Bank of	1	Variable -	Sept 2014	Tanks	92,629	197,222
the West		7.55%
US Bancorp	19	3.62% to	1 - 2012	Equipment	10,358,043	36,923,910
		6.81%	1 - 2014
			6 - 2015
			8 - 2016
			3 - 2017
Wallwork Financial	4	3.45%	2 - 2014	Equipment	2,038,983	7,036,806
		7.353%	1 - 2015
			1 - 2017
Wells Fargo Equipment	9	4.93% to	1 - 2012	Equipment	1,622,787	1,770,413
Finance		6.25%	8 - 2013
Beagle Contract for Deed	1	7%	2014	Real property	1,288	85,050
Banc of America	1	4.18%	Oct 2015	Airplane	594,813	1,907,288

TOTAL LONG TERM NOTES PAYABLE					$41,628,658	148,530,004

BADLANDS ENERGY LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

The Company has the following capital leases outstanding as of September 30, 2012 (unaudited):

Financial Institution	Number of Leases	Interest Rate(s)	Maturity Date(s)	Collateral	Current Portion	Outstanding Balance
Paccar Financial	2	6.529%	Aug 2012	Trucks	$32,093	$53,403
		7.271%	Nov 2012
Trinity, A Division of Bank	1	Variable-	Oct 2012	Tanks	179,810	382,845
of the West		7.55%	Sept 2014
Wallwork Financial	4	6.529% to	3 - 2012	Equipment	506,587	536,914
		7.2722%	1 - 2013
Wells Fargo	5	3.87% to	3 - 2013	Equipment	1,457,147	2,383,109
		4.93%	2 - 2014

TOTAL CAPITAL LEASES					$2,175,637	$3,356,271

TOTAL OUTSTANDING LONG-TERM DEBT AND CAPITAL LEASES					$43,804,295	$151,886,275

The Company’s financing agreements contain several covenants. As of December 31, 2011 and December 31, 2010, the Company is either in compliance with or has obtained waivers for the applicable covenants.

The estimated principal maturities on long-term debt and capital leases as of September 30, 2012 are as follows (unaudited):

For the years ended September 30:
2013	$43,804,295
2014	39,789,344
2015	36,322,347
2016	26,118,861
2017	5,851,428
Thereafter	—

Total	$151,886,275

BADLANDS ENERGY LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

Details pertaining to the Company’s long-term debt and capital leases as of December 31, 2011 are as follows:

Financial Institution	Number of Notes	Interest Rate(s)	Maturity Date(s)	Collateral	Current Portion	Outstanding Balance
Bank of America	17	3.225% to	6 - 2015	Equipment	$11,026,659	$52,303,854
		6.451%	11 - 2016
BMO Harris Equipment	1	4.25%	Dec 2016	Tanks	1,058,130	5,779,400
BNC National Bank	2	6%	2012/2014	Equipment	3,375,804	4,456,758
Cashmere Valley Bank	1	7.50%	Oct 2014	Tanks	141,620	443,612
Dacotah Bank	1	6.50%	Mar 2014	Tanks	162,433	377,032
First National Bank	2	Prime+1/2%	2012/2013	Disposal wells	1,615,013	2,190,224
First Western Bank	1	6%	Aug 2013	Building	999,117	1,601,030
GE Capital Credit	1	6.90%	Dec 2013	Trucks	586,026	1,205,501
Key Equipment Finance Inc	2	7.98%	Dec 2012	Tanks	1,061,331	1,061,332
Paccar Financial	2	8.40%	Feb 2013	Trucks	1,622,440	5,728,108
		3.81%	May 2016
State Bank & Trust	1	6.50%	Mar 2014	Tanks	163,139	377,356
SunTrust Equipment Finance	6	3.795% to	1 - 2014	Equipment	4,738,217	19,990,214
		4.64%	1 - 2015
			4 - 2016
Trinity, A Division of Bank of	1	Variable -	Sept 2014	Tanks	149,801	262,192
the West		7.55%
US Bancorp	16	3.62% to	1 - 2012	Equipment	9,086,162	34,968,864
		6.81%	1 - 2014
			6 - 2015
			8 - 2016
Wallwork Financial	2	5.216%	Jan 2014	Equipment	150,642	339,061
		7.353%	Mar 2014
Wells Fargo Equipment	11	4.93% to	3 - 2012	Equipment	2,441,272	3,675,524
Finance		6.75%	8 - 2013
Bank of America	5	4.75% to	2 - 2016	Equipment	2,720,961	16,220,064
		6.24%	3 - 2017
Wallwork Financial	1	6.61%	Feb 2015	Equipment	1,012,325	3,719,683
Beagle Contract for Deed	1	7%	2014	Real property	1,222	85,959
Banc of America	1	4.18%	Oct 2015	Airplane	570,585	2,335,286

TOTAL LONG TERM NOTES PAYABLE					$42,682,899	157,121,054

BADLANDS ENERGY LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

The Company has the following capital leases outstanding as of December 31, 2011:

Financial Institution	Number of Leases	Interest Rate(s)	Maturity Date(s)	Collateral	Current Portion	Outstanding Balance
Marquette Equipment	1	8.24%	Mar 2013	Equipment	$323,875	$413,083
Finance
Paccar Financial	2	6.529%	Aug 2012	Trucks	229,711	229,711
		7.271%	Nov 2012
Trinity, A Division of Bank	2	Variable-	Oct 2012	Tanks	547,961	949,553
of the West		7.55%	Sept 2014
Wallwork Financial	7	6.529% to	6 - 2012	Equipment	1,001,069	1,177,401
		8.022%	1 - 2013
Wells Fargo	5	3.87% to	3 - 2013	Equipment	1,630,559	3,673,279
		4.93%	2 - 2014

TOTAL CAPITAL LEASES					$3,733,175	$6,443,027

TOTAL OUTSTANDING LONG-TERM DEBT AND CAPITAL LEASES					$46,416,074	$163,564,081

Details pertaining to the Company’s long-term debt and capital leases as of December 31, 2010 are as follows:

Financial Institution	Number of Notes	Interest Rate(s)	Maturity Date(s)	Collateral	Current Portion	Outstanding Balance
Bank of America	6	3.225% to	Various in	Tanks	$3,135,601	$15,910,859
		6.03%	2015
BNC National Bank	2	6%	2012/2014	Equipment	3,614,857	8,081,548
Cashmere Valley Bank	1	7.50%	Oct 2014	Tanks	131,481	574,973
Dacotah Bank	1	6.50%	Mar 2014	Tanks	152,647	528,493
First National Bank	2	Prime+1/2%	2012/2013	Disposal wells	1,728,299	3,745,524
GE Capital Credit	1	6.90%	Dec 2013	Trucks	553,767	1,759,268
John Deere Capital Credit	1	4.65%	May 2011	Equipment	17,915	17,915
Key Equipment Finance Inc	2	7.98%	Dec 2012	Tanks	980,187	2,041,519
Paccar Financial	1	8.40%	Feb 2013	Trucks	502,615	1,130,071
State Bank & Trust	1	6.50%	Mar 2014	Tanks	153,436	528,857
SunTrust Equpiment Finance	1	4.64%	July 2015	Tanks	593,513	2,960,727
Trinity, A Division of Bank of	1	Variable -	Sept 2014	Tanks	81,067	343,259
the West		7.55%

BADLANDS ENERGY LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

Financial Institution	Number of Notes	Interest Rate(s)	Maturity Date(s)	Collateral	Current Portion	Outstanding Balance
US Bancorp	8	3.86% to	1 - 2012	Equipment	$4,927,061	$19,434,837
		6.81%	1 - 2014
			6 - 2015
Wallwork Financial	2	5.216%	Jan 2014	Equipment	141,933	479,233
		7.353%	Mar 2014
Wells Fargo Equipment Finance	11	4.93% to	3 - 2012	Equipment	2,394,211	6,144,301
		6.75%	8 - 2013
Beagle Contract for Deed	1	7%	2014	Real property	1,140	87,083
First National of Bank	1	5.35%	June 2013	Equipment	123,784	333,086
Banc of America	1	4.18%	Oct 2015	Airplane	547,901	2,885,508

TOTAL LONG TERM NOTES PAYABLE					$19,781,415	$66,987,061

The Company has the following capital leases outstanding as of December 31, 2010:

Financial Institution	Number of Leases	Interest Rate(s)	Maturity Date(s)	Collateral	Current Portion	Outstanding Balance
Marquette Equipment	1	8.24%	Mar 2013	Equipment	$305,601	$715,336
Finance
Paccar Financial	2	6.529%	Aug 2012	Trucks	264,933	479,372
		7.271%	Nov 2012
Trinity, A Division of Bank	2	Variable-	Oct 2012	Tanks	709,932	1,659,484
of the West		7.55%	Sept 2014
Wallwork Financial	10	6.529% to	3 - 2011	Equipment	1,032,550	2,186,649
		8.134%	6 - 2012
			1 - 2013
Wells Fargo	5	3.87% to	3 - 2013	Equipment	1,600,144	5,240,373
		4.93%	2 - 2014

TOTAL CAPITAL LEASES					3,913,160	10,281,214

TOTAL OUTSTANDING LONG-TERM DEBT AND CAPITAL LEASES					$23,694,575	$77,268,275

BADLANDS ENERGY LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

NOTE 9 – SALT WATER DISPOSAL CONTRACTS

The Company’s salt water disposal sites are located on land owned by independent third parties. The Company has entered into contracts that provide the landowners with specified payments, generally based on a per barrel charge. Total expenses under the contracts were approximately as follows:

For the three months ended September 30, 2012 (unaudited)	$285,000
For the three months ended September 30, 2011 (unaudited)	$224,000
For the nine months ended September 30, 2012 (unaudited)	$843,000
For the nine months ended September 30, 2011 (unaudited)	$590,000
For the year ended December 31, 2011	$795,000
For the year ended December 31, 2010	$649,000

NOTE 10 - LEASE OBLIGATIONS

The Company leases facilities in Minot, Lignite, Stanley, and Dickinson, North Dakota and Baker, Montana. Leases range from a month-to-month basis to long-term leases through 2017. As of September 30, 2012 the Company’s future required minimum lease payments on its long-term leases were as follows:

For the three months ending December 31, 2012:	$10,740
For the year ending December 31:
2013	$42,960
2014	$42,960
2015	$42,960
2016	$42,960
Thereafter	$39,380

Total	$221,960

BADLANDS ENERGY LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

Total facility lease expenses were as follows:

For the three months ended September 30, 2012 (unaudited)	$23,740
For the three months ended September 30, 2011 (unaudited)	$28,440
For the nine months ended September 30, 2012 (unaudited)	$77,130
For the nine months ended September 30, 2011 (unaudited)	$86,770
For the year ended December 31, 2011	$115,685
For the year ended December 31, 2010	$134,610

The Company leases various housing facilities under short term operating leases. Lease terms are either on a month to month basis or have initial lease terms of a year or less. Total rent expense under the housing facilities leases were as follows:

For the three months ended September 30, 2012 (unaudited)	$953,000
For the three months ended September 30, 2011 (unaudited)	$298,000
For the nine months ended September 30, 2012 (unaudited)	$2,333,000
For the nine months ended September 30, 2011 (unaudited)	$658,000
For the year ended December 31, 2011	$967,000
For the year ended December 31, 2010	$263,000

BADLANDS ENERGY LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

NOTE 11 - LEASE INCOME

The Company leases tanks, loaders and other various oil servicing equipment to oil producers and service companies. The lease terms provide for daily rental rates plus freight to load and unload the equipment. These leases are generally short-term in nature. A summary of the income from these leases, the cost of the leasing equipment, the accumulated depreciation on the leasing equipment and the depreciation expense on the leasing equipment is as follows:

	Income	Cost of leasing equipment	Accumulated depreciation	Depreciation expense
Three months ended September 30, 2012 (unaudited)	$18,113,747	$162,666,133	$28,685,023	$4,206,511
Three months ended September 30, 2011 (unaudited)	$15,941,103	$107,486,888	$12,648,886	$2,513,550
Nine months ended September 30, 2012 (unaudited)	$61,574,086	$162,666,133	$28,685,023	$12,661,100
Nine months ended September 30, 2011 (unaudited)	$37,841,277	$107,486,888	$12,648,886	$6,234,039
Twelve months ended December 31, 2011	$57,349,401	$146,621,559	$16,023,923	$9,609,076
Twelve months ended December 31, 2010	$28,015,480	$64,580,050	$6,414,847	$4,169,230

BADLANDS ENERGY LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

NOTE 12 - MAJOR CUSTOMERS

The Company derived 10 percent of more of its revenue from the following customers:

	For the three months ended September 30, 2012 (unaudited)	For the three months ended September 30, 2011 (unaudited)	For the nine months ended September 30, 2012 (unaudited)	For the nine months ended September 30, 2011 (unaudited)	For the year ended December 31, 2011	For the year ended December 31, 2010
Customer A	$—	$—	$—	$—	$—	$22,830,040
Customer B	33,288,593	17,055,795	115,416,117	40,090,027	66,853,989	—
Customer C	21,820,547	20,616,004	65,136,383	44,059,916	62,260,209	23,647,287
Customer D	—	—	—	—	—	22,016,262

	$55,109,140	$37,671,799	$180,552,500	$84,149,943	$129,114,198	$68,493,589

The Company had the following receivable amounts from these customers:

	September 30, 2012 (unaudited)	September 30, 2011 (unaudited)	September 30, 2012 (unaudited)	September 30, 2011 (unaudited)	December 31, 2011	December 31, 2010
Customer A	$—	$—	$—	$—	$—	$3,237,659
Customer B	36,474,103	13,289,862	36,474,103	13,289,862	19,525,142	—
Customer C	15,396,420	11,284,672	15,396,420	11,284,672	10,318,743	4,172,944
Customer D	—	—	—	—	—	6,052,924

	$51,870,523	$24,574,534	$51,870,523	$24,574,534	$29,843,885	$13,463,527

NOTE 13 - BENEFIT PLANS

The Company sponsors a defined contribution 401(K) plan that covers substantially all of its employees, which is effective upon hiring. The employee must be employed for a minimum of three years to be fully vested. The Company matches employee elective deferrals up to a maximum of 4% of the employee’s gross wages. Contributions to the plan were as follows:

Three months ended September 30, 2012 (unaudited)	$503,068
Three months ended September 30, 2011 (unaudited)	$321,127
Nine months ended September 30, 2012 (unaudited)	$1,310,098
Nine months ended September 30, 2011 (unaudited)	$754,310
Twelve months ended December 31, 2011	$1,173,422
Twelve months ended December 31, 2010	$551,903

BADLANDS ENERGY LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

NOTE 14 - ADVERTISING COSTS

Advertising costs, which were expensed as incurred, are as follows:

Three months ended September 30, 2012 (unaudited)	$200,613
Three months ended September 30, 2011 (unaudited)	$159,907
Nine months ended September 30, 2012 (unaudited)	$485,844
Nine months ended September 30, 2011 (unaudited)	$366,842
Twelve months ended December 31, 2011	$471,874
Twelve months ended December 31, 2010	$385,749

NOTE 15 – RELATED PARTY TRANSACTIONS

During 2010, the Company began to purchase fresh water from Garden Valley Water Depot, which is a proprietorship operated by the sole member of Badlands Energy, LLC. The Company purchased water and had accounts payable as follows for the periods presented:

	Purchases	Amount Payable
Three months ended September 30, 2012 (unaudited)	$894,899	$271,148
Three months ended September 30, 2011 (unaudited)	$769,732	$234,396
Nine months ended September 30, 2012 (unaudited)	$2,132,471	$271,148
Nine months ended September 30, 2011 (unaudited)	$1,974,567	$234,396
Twelve months ended December 31, 2011	$2,744,880	$250,104
Twelve months ended December 31, 2010	$741,297	$44,386

BADLANDS ENERGY LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

During the period from April 2012 through September 30, 2012, the Company transferred various real estate assets and advanced funds to Badlands Development II LLC. Badlands Development II LLC, a non-consolidated affiliate with common ownership, is a single member limited liability company owned by the sole shareholder of Badlands Energy LLC. Listed below is a summary of the related party transactions:

	(Unaudited)
Fixed assets at cost less accumulated depreciation of $237,815	$32,171,972
Property held for sale at cost	3,678,573
Cash advances	5,663,481
Issuance of note receivable from Badlands Development II, LLC*	(37,663,481	)*

Net non-cash distribution to member/shareholder	$3,850,545

*	The note receivable carries an interest rate of 4% and allows for principal advances up to a maximum of $52,500,000. The note receivable and any unpaid interest become due and payable on December 31, 2013. The note is secured by real estate.

NOTE 16 - COMMITMENTS

The Company had outstanding property and equipment commitments totaling approximately $2,190,000 as of September 30, 2012.

NOTE 17 - CONTINGENCIES

In conjunction with the Company’s housing development activities, the Company has entered into a financing agreement with Dakota West Credit Union. Under the terms of the agreement, Dakota West Credit Union will provide credit directly to employees of the Company to acquire mobile homes located in Watford City, North Dakota. Should the employee default on his or her loan, the Company is required to purchase the mobile home from the credit union for the outstanding balance. The outstanding balances of the loans were $491,646 (unaudited), $559,262 and $609,000 as of September 30, 2012, December 31, 2011, and December 31, 2010, respectively.

The Company has several capital equipment leases with Wallwork Financial, Paccar Financial, BlackRidge Leasing, Marquette Equipment Finance, and Trinity, A Division of Bank of the West. Two of these leases have a provision guaranteeing a minimum residual value for the equipment at the expiration of the initial lease term. The equipment leases with Wallwork Financial and Paccar Financial have a total guaranteed residual value of $461,558. If the equipment appraises for less than the guaranteed residual value at the end of the lease term, the Company is obligated to pay to the lessor the deficiency as additional rent.

The Company operates in industries that are subject to a variety of changing federal and state environmental regulations. The Company is not aware of any violations of such regulations. The Company’s policy is to accrue environmental costs when it is both probable that a liability exists and the amount can be reasonably estimated.

BADLANDS ENERGY LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

NOTE 18 - MERGER

The Company announced on September 4, 2012 that it had entered into a definitive merger agreement with Heckmann Corporation (NYSE: HEK), a publicly-held environmental services company based in Coraopolis, PA. Under terms of the agreement, Heckmann plans to pay $125.0 million in cash and 95.0 million shares of Heckmann’s common stock, subject to, among other items, a two-year lockup agreement and a two-year standstill agreement. Heckmann will also assume/refinance approximately $150 million of the Company’s debt.